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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF FBL FINANCIAL GROUP, INC.


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                                                                                                   STATE OF
                                             NAME                                                INCORPORATION
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
Farm Bureau Life Insurance Company............................................................       Iowa
Western Farm Bureau Life Insurance Company....................................................     Colorado
Utah Farm Bureau Insurance Company............................................................       Utah
FBL Financial Services, Inc...................................................................       Iowa
FBL Ventures of South Dakota, Inc.............................................................   South Dakota
RIK, Inc......................................................................................     Wisconsin
FBL Marketing Services, Inc...................................................................     Delaware
FBL Investment Advisory Services, Inc.........................................................     Delaware
FBL Leasing Services, Inc.....................................................................       Iowa
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